AMENDMENT TO

DISTRIBUTION AGREEMENT

This AMENDMENT TO DISTRIBUTION AGREEMENT (“Amendment”) dated as of February 10 , 2011 is by and between The Huntington Funds (the “Trust”) and Unified Financial Securities, Inc. (the “Distributor”).

W I T N E S S E T H:

WHEREAS, the Trust and the Distributor are parties to that certain Distribution Agreement dated as of April 1, 2009 (such agreement, together with all exhibits, schedules, amendments, modifications, restatements, or other supplements thereto, and any other documents executed or delivered in connection therewith, the “Agreement”); and

WHEREAS, the Board of Trustees of the Trust approved the establishment of a new series of the Trust, the Huntington World Income Fund, which is scheduled to commence operations on or about May 1, 2011;

NOW, THEREFORE, in consideration of the promises and mutual covenants herein contained, and intending to be legally bound hereby, the parties hereto agree that Exhibit A to the Agreement is hereby amended to include the Huntington World Income Fund, as set forth in Schedule A attached hereto and made a part hereof.

IN WITNESS WHEREOF, this Amendment has been executed as of the date set forth above by a duly authorized officer of each party.

UNIFIED FINANCIAL SECURITIES, INC.

/s/ John C. Swhear

Name: John C. Swhear

Title: Chief Compliance Officer

THE HUNTINGTON FUNDS

/s/ R. Jeffrey Young

Name: R. Jeffrey Young

Title: Chief Executive Officer, Huntington Funds

SCHEDULE A

EXHIBIT A

DISTRIBUTION AGREEMENT

PORTFOLIOS

Huntington Dividend Capture Fund	Class A Shares, Trust Shares
Huntington Fixed Income Securities Fund	Class A Shares, Trust Shares
Huntington Tax-Free Money Fund	Class A Shares, Trust Shares
Huntington Growth Fund	Class A Shares, Trust Shares
Huntington Income Equity Fund	Class A Shares, Trust Shares
Huntington Intermediate Government Income Fund	Class A Shares, Trust Shares
Huntington International Equity Fund	Class A Shares, Trust Shares
Huntington Macro 100 Fund	Class A Shares, Trust Shares
Huntington Mid Corp America Fund	Class A Shares, Trust Shares
Huntington Money Market Fund	Class A Shares, Trust Shares, Interfund Shares
Huntington Mortgage Securities Fund	Class A Shares, Trust Shares
Huntington New Economy Fund	Class A Shares, Trust Shares
Huntington Ohio Municipal Money Market Fund	Class A Shares, Trust Shares
Huntington Ohio Tax-Free Fund	Class A Shares, Trust Shares
Huntington Real Strategies Fund	Class A Shares, Trust Shares
Huntington Rotating Markets Fund	Class A Shares, Trust Shares
Huntington Short/Intermediate Fixed Income Securities Fund	Class A Shares, Trust Shares
Huntington Situs Fund	Class A Shares, Trust Shares
Huntington Technical Opportunities Fund	Class A Shares, Trust Shares
Huntington U.S. Treasury Money Market Fund	Class A Shares, Trust Shares
Huntington Balanced Allocation Fund	Class A Shares*
Huntington Conservative Allocation Fund	Class A Shares*
Huntington Growth Allocation Fund	Class A Shares*
Huntington Global Select Markets Fund Huntington World Income Fund	Class A Shares, Trust Shares Class A Shares, Trust Shares

Huntington VA Balanced Fund
Huntington VA Dividend Capture Fund
Huntington VA Growth Fund
Huntington VA Income Equity Fund
Huntington VA International Equity Fund
Huntington VA Macro 100 Fund
Huntington VA Mid Corp America Fund
Huntington VA Mortgage Securities Fund
Huntington VA New Economy Fund
Huntington VA Real Strategies Fund
Huntington VA Rotating Markets Fund
Huntington VA Situs Fund

*	The Huntington Balanced Allocation Fund, Conservative Allocation Fund and Growth Allocation Fund, unlike all other Class A Shares hereunder, do not pay or accrue a monthly shareholder service fee as set forth in Exhibit B.

Plus such additional portfolios as may be agreed upon to from time to time between Distributor and the Fund.

This Exhibit A, amended as of February 10, 2011, is hereby incorporated and made part of the Distribution Agreement, between the Trust and Unified Financial Securities, Inc., dated April 1, 2009, as amended (the “Agreement”), and replaces any and all prior versions of Exhibit A to the Agreement.